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                                                                   EXHIBIT 10.31


                       SERVICE CORPORATION INTERNATIONAL
                           DEFERRED COMPENSATION PLAN


                                   ARTICLE I
                                    Purpose

       I.1 Purpose of Plan. The purpose of the Service Corporation International Deferred Compensation Plan (the "Plan") is to advance the interests of Service Corporation International (the "Company") and its subsidiaries and affiliates (hereinafter sometimes collectively or individually referred to as the "Employer") and of its shareholders by attracting and retaining in its employ highly qualified individuals for the successful conduct of its business. The Employer hopes to accomplish these objectives by helping to provide for the retirement of a select group of management or highly compensated Eligible Employees.

       I.2 ERISA Status. The Plan is intended to qualify for the exemptions under Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") provided for plans that are unfunded and maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees.

       I.3 Rabbi Trust. The Employer may, but is not obligated to, establish a grantor trust which shall qualify as a "rabbi trust" for the purpose of holding assets to provide benefits under the terms of the Plan.

                                   ARTICLE II
                                  Definitions

       II.1 "Account" means all amounts credited to the account of the Participant under this Plan.

       II.2 "Accruals" means the debits and credits to be posted to Participant's Accounts as set forth under this Plan.

       II.3 "Administrative Committee" or "Committee" means the Compensation Committee of the Board of Directors of the Company.

       II.4 "Beneficiary" means the person or persons designated in writing to receive benefits, if any, upon the death of the Participant. If no such designation is made, the designated Beneficiary shall be the deceased Participant's spouse, or if the Participant is not married, his or her estate. Notwithstanding the preceding sentence, if the designated Beneficiary of a married Participant is not the Participant's spouse, the spouse must consent in writing to the Participant's naming a non-spouse Beneficiary. The consent of the spouse to a non-spouse Beneficiary shall be irrevocable by the spouse. In the event an unmarried Participant marries, such Participant's designated Beneficiary shall be the Participant's spouse

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regardless of an existing Beneficiary designation which shall be deemed revoked as of the date of marriage unless subsequently consented to in writing by the Participant's spouse.

       II.5   "Board" means the Board of Directors of the Company.

       II.6 "Change of Control" means the happening of any of the following events:

              (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control under this subsection (a): (i) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege), (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iv) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (A), (B) and (C) of subsection (c) of this definition of "Change of Control" are satisfied; or

              (b) Individuals who, as of the effective date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company's shareholders, was approved by (A) a vote of at least a majority of the directors then comprising the Incumbent Board, or (B) a vote of at least a majority of the directors then comprising the Executive Committee of the Board at a time when such committee was comprised of at least five members and all members of such committee were either members of the Incumbent Board or considered as being members of the Incumbent Board pursuant to clause (A) of this subsection (b), shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

              (c) Approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (A) more than 60% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled
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to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such reorganization, merger or consolidation, and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

              (d) Approval by the shareholders of the Company of (A) a complete liquidation or dissolution of the Company or (B) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (i) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be,
(ii) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company or such corporation, and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, (as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

       II.7 "Compensation" means, as to each Participant, the Participant's total wages, salaries, and other amounts received for personal services actually rendered in the course of
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employment with the Employer, including commissions, compensation based on a percentage of profits and elective contributions to any plans or programs maintained by the Employer, but excluding bonuses. For the purposes of this Plan, elective contributions are amounts excludable from the Participant's gross income under applicable statutory provisions and contributed by the Employer, at the Participant's election, to a Section 401(k) arrangement or a cafeteria plan.

       II.8 "Deferral Contribution" means the amount of Compensation, bonus and/or Company stock option gains, that a Participant elects to defer receipt of and instead have such amounts credited by the Employer to his or her Account in any Plan Year pursuant to the provisions of this Plan.

       II.9 "Discretionary Employer Contribution" means a discretionary amount contributed by the Employer and credited to a Participant's Account in any Plan Year pursuant to the provisions of this Plan.

       II.10 "Effective Date" means May 7, 1997, which is the effective date of this Plan.

       II.11 "Eligible Employee" means a highly compensated or management employee of the Employer who meets the criteria established by the Board to determine eligibility for the Plan and who has been selected and approved to participate in the Plan by the Board, or in any other authorized manner determined by the Employer.

       II.12 "Participant" means an Eligible Employee who is a Participant in the Plan.

       II.13 "Plan Obligations" means the sum of the Account values of all Participants. With respect to each Participant, "Plan Obligations" means such Participant's Account value.

       II.14 "Plan" means this Service Corporation International Deferred Compensation Plan and any amendments hereto.

       II.15 "Plan Year" means the calendar year, except with respect to the first Plan Year, which will be the period of May 7, 1997 through December 31, 1997.

       II.16  "President" means the president of the Company.

       II.17 "Selected Index" (or "Selected Indices") means, with respect to any Account, the investment vehicle with reference to which Accruals to such Account are determined under this Plan.
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                                  ARTICLE III
                             Deferral Contributions

       III.1 Amount of Deferral Contributions. For each Plan Year, Participants may elect to defer the present payment of all or any portion of the following:

              o      Compensation;

              o      Bonus; and

              o      Company stock option gains

and instead have such amounts credited to the Participant's Account under this Plan.

       III.2 Manner of Deferral; Annual Election. Elections to make Deferral Contributions shall be in writing, signed by the Participant and in a form prescribed by the Administrative Committee. Except as otherwise provided herein, the form shall be completed and returned to the Administrative Committee on a date which shall be specified by the Administrative Committee:

              o In the case of deferral of Compensation or bonus, such form must be completed and returned to the Administrative Committee prior to the beginning of the applicable Plan Year for which the election is to take effect, or at such other times as determined by the Administrative Committee;

              o In the case of an election to defer Company stock option gains, such form must be completed and returned to the Administrative Committee at least six months prior to the date the Participant elects to exercise his or her applicable stock option(s) relating to such deferral election, or at such other times as determined by the Administrative Committee.

              Once an election to make Deferral Contributions has been made, such election shall be irrevocable.

              The Administrative Committee shall notify each Eligible Employee of his or her eligibility to participate in the Plan prior to the date by which the election form is due to be filed. In the event that an Eligible Employee becomes eligible to participate in the Plan after the beginning of a Plan Year, the Administrative Committee shall allow such Eligible Employee to make an election in a manner similar to that provided above to make Deferral Contributions subsequent to the date of such election for the remainder of the Plan Year in which he or she becomes a Participant; provided, however, that such election shall apply only to Compensation or bonus earned after the election form is completed.

       III.3 Administrative Committee to Prescribe Rules Governing Deferral Contributions. Deferral Contributions shall be made and credited under the Plan in accordance with such rules and regulations as may be prescribed from time to time by the Administrative Committee.
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                                   ARTICLE IV
                         Employer Contribution/Vesting

       IV.1 Discretionary Employer Contribution. Subject to the sole discretion of the Board, the Employer may make a Discretionary Employer Contribution under the Plan on behalf of Participants in such amounts as determined by the Board. Such Discretionary Employer Contribution, to the extent determined by the Board, for a Plan Year, shall be credited to Participants Accounts at such time as the Administrative Committee prescribes.

       IV.2 Vesting. Discretionary Employer Contributions shall vest in such manner and at such times as determined in the sole discretion of the Administrative Committee.

                                   ARTICLE V
                                    Accounts

       V.1 Participant Accounts. The Administrative Committee shall establish and maintain an individual bookkeeping account (the "Account") for each Participant. The Administrative Committee shall credit the amount of each Deferral Contribution and Discretionary Employer Contribution (if any), made on behalf of a Participant to such Participant's Account at times prescribed by the Administrative Committee. The Administrative Committee shall further debit and/or credit the Account with all Accruals in accordance with the terms of this Plan.

              The sole purpose of the Account is to record and reflect the Employer's obligations to each Participant under the Plan (the "Plan Obligation"). Also for this sole purpose, the Employer shall maintain a reserve account on its books to which all Plan Obligations shall be credited. No Employer shall be required hereunder to segregate any of its assets with respect to Plan Obligations, nor shall any provision of the Plan be construed as constituting such segregation. The liabilities of the Employer and the rights of the Participants under the Plan shall be those of a debtor and creditors, respectively, and no such obligations shall be deemed to be secured by any pledge or other encumbrance on any property of the Employer.

       V.2 Accruals to the Account. (a) The Administrative Committee shall, in its sole discretion and as it deems appropriate, designate Selected Indices, if any, for the purpose of determining amounts to be debited and/or credited to the Accounts.

              (b) The "Selected Indices" are solely for the purpose of determining Accruals to the Accounts, and nothing herein shall obligate the Employer to invest any part of its assets in those investment vehicles, if any, serving as the Selected Indices or in any other investments.

              (c) Within 30 days following the close of each Plan Year, or such shorter period as determined by the Administrative Committee ("Accounting Period"), the
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Administrative Committee shall debit or credit each Account with any increase or decrease in value with respect to the Selected Index as of the end of the preceding Accounting Period.

              (d) The Administrative Committee shall permit each Participant to request that the amounts credited to the Participant's Account be invested in any one or a combination of the Selected Indices designated as available for hypothetical investment under the Plan. Each Participant's investment request shall be in a form and manner prescribed by the Administrative Committee. Notwithstanding the foregoing, the Administrative Committee may, but is not obligated, to follow the Participant's investment request.

              (e) Notwithstanding anything to the contrary herein, in the case of a Deferral Contribution relating to Company stock option gains, unless the Administrative Committee determines otherwise, the amount of such gain deferred hereunder shall be recorded under this Plan in the form of one or more of the following, as determined in the sole discretion of the Administrative
Committee: (i) Company common stock units, (ii) Company common stock, or (iii) any other investment medium as the Committee deems appropriate.

              For purposes of this Plan, a Company common stock unit shall be the equivalent of a hypothetical share of Company common stock determined as of the date of exercise of the underlying Company stock option(s) relating to such deferral election, such that the value of a Company common stock unit shall be the equivalent of the value of one share of Company common stock as of such date. In the event the Company should declare a stock dividend or authorize a split of shares of Company common stock, Company common stock units shall be adjusted to reflect and take into account such stock dividend or stock split, as the case may be. In the event of any dividend payments payable on Company common stock, such amounts shall be credited as an addition to the Account of a Participant whose Account consists of Company common stock units.

       V.3 Nature and Source of Payments. The obligation to make distributions under this Plan with respect to each Participant shall constitute a liability of the Employer to the Participant and any Beneficiary in accordance with the terms of this Plan. All distributions payable hereunder shall be made from the general assets of the Employer, and nothing herein shall be deemed to create a trust of any kind between the Employer and any Participant or other person. Except as otherwise provided in this Plan, no special or separate fund need be established nor need any other segregation of assets be made to assure that distributions will be made under this Plan. No Participant or Beneficiary shall have any interest in any particular asset of the Employer.

       Distributions under this Plan shall be made in such medium (e.g., cash, mutual fund shares, etc.) as determined by the Administrative Committee.
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                                   ARTICLE VI
                                 Distributions

       VI.1 Occasions for Distributions. The Employer shall distribute the vested portion of a Participant's Account upon the events and in the manner set forth in this Article.

       VI.2 Distribution on Account of Termination of Employment. No later than 90 days after a Participant terminates employment with the Employer for any reason, the Employer shall distribute the value of the Participant's vested Account in a single lump sum. However, the Administrative Committee may, in its sole discretion, accelerate distributions under this provision if a Participant ceases to perform services on a full-time basis for the Employer, notwithstanding the fact that such Participant continues to receive compensation or benefits pursuant to an employment contract or other agreement or arrangement with the Employer.

       VI.3 Change of Control. The Employer shall distribute to each Participant in a single lump sum payment the full value of his or her Account immediately following a Change of Control. The Employer, any successor thereto, or any successor to substantially all of the assets of the Employer, shall gross-up the Participant for any golden parachute excise tax liability that may arise in the event of any distribution under the Plan.

       VI.4 Hardship Distribution. Notwithstanding any provision of this Plan, in the event of financial need that is beyond the control of a Participant (or Beneficiary) and upon the written request of such Participant (or Beneficiary), the Administrative Committee, in its sole discretion, may authorize and direct the Employer to make a distribution under this Plan to such Participant (or Beneficiary) in a lump sum. Such a distribution may be authorized only if disallowance of the distribution would result in financial
hardship to the Participant (or Beneficiary).   Such distributions may be made
only to the extent that the distribution is necessary to enable the Participant (or Beneficiary) to resolve the financial need.

              In the event the Administrative Committee authorizes a hardship distribution, a Participant's Deferral Contribution election shall cease on a prospective basis and be suspended for the duration of the Plan Year.

       VI.5 Distribution on Account of Completion of Deferral Period. Unless otherwise provided hereunder, no later than 90 days after completion of the previously elected deferral period, the value of the vested portion of a Participant's Account shall be paid in a single lump sum. Distributions under this provision shall be made in accordance with the Participant's prior written election in such form as prescribed by the Administrative Committee.

       VI.6 Payment to Beneficiary in the Event of Participant's Death. In the event of a Participant's death prior to the commencement of payments from his or her Account, the vested balance in his or her Account prior to his or her death shall be paid to his or her Beneficiary in a single lump sum. Such distribution shall be made no later than 90 days after the Administrative Committee receives written notice of his or her death together with any
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documents, instruments or other evidence that the Administrative Committee may require to render a distribution based on the fact of the Participant's death.

       VI.7 Alternative Form of Distribution. Notwithstanding the foregoing provisions of this Plan, a Participant may elect to receive his or her benefits payable under this Plan in an installment form of payment not to exceed ten years, provided such Participant files such election with the Administrative Committee at least two years prior to the date benefits are to commence.

       VI.8 Alternative Time of Distribution. Notwithstanding the foregoing provisions of this Plan, a Participant may elect to defer the receipt of benefits payable under this Plan beyond the otherwise applicable distribution date by filing such election with the Administrative Committee at least two years prior to the date benefits are otherwise scheduled to commence.

       VI.9 Continuation of Accounts After Commencement of Distributions. After distributions to a Participant have commenced from his or her Account, the remaining value of his or her Account (if any) shall continue to be credited with any income (or losses) in accordance with the provisions of the Plan until the entire remaining value of his or her Account has been paid.

                                  ARTICLE VII
                            Administrative Committee

       VII.1 Rights, Powers and Authority. The Administrative Committee shall be responsible for the general supervision of the administration of the Plan according to the terms and provisions of the Plan and shall have all powers necessary to accomplish such purposes, including but not limited to, the right, power and authority:

              (a) To adopt rules and regulations for the administration of the Plan;

              (b) To construe all terms, provisions, conditions and limitations of the Plan;

              (c) To select the Eligible Employees to participate in the Plan;

              (d) To determine all matters relating to the administration of the Plan (including the promulgation of forms and procedures to Participants and Beneficiaries with respect to the payment of benefits, filing claims for benefits under this Plan and adequate written notices of any denial of such claims and an opportunity for a review of any such denial); and

              (e) To maintain the Plan in compliance with applicable legal requirements.

       VII.2 Procedures. The Administrative Committee shall establish appropriate procedures to conduct its operations and to carry out its rights and duties under the Plan. These procedures shall cover meetings, quorums and voting.
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       VII.3  Compensation and Expenses.  The members of the Administrative
Committee shall serve without compensation for their services, but all expenses of the Administrative Committee and all other expenses incurred in administering the Plan shall be paid by the Employer.

       VII.4 Statement to Participants. No later than 90 days after the end of each calendar year, the Administrative Committee shall transmit to each Participant (or Beneficiary) a written statement showing, as of the end of such calendar year, the value of the Participant's (or Beneficiary) Account. These statements shall be binding for purposes of determining the Employer's Plan Obligations to the Participant (or Beneficiary), unless contested in writing by the Participant (or Beneficiary) within 15 days after the Participant receives such written statement.

       VII.5 Indemnification. The Company shall indemnify the members of the Administrative Committee against the reasonable expenses, including attorneys' fees, actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding, or in connection with any appeal thereto, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) and against all amounts paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Administrative Committee member is liable for fraud, deliberate dishonesty or willful misconduct in the performance of his or her duties; provided that within 60 days after the institution of any such action, suit or proceeding an Administrative Committee member has offered in writing to allow the Company, at its own expense, to handle and defend any such action, suit or proceeding.

                                  ARTICLE VIII
                           Amendment and Termination

       VIII.1 Power to Amend Reserved. The Board shall have the right to amend the terms of the Plan at any time, provided, however, that no such amendment shall reduce any amounts otherwise credited to the Accounts of Participants under the Plan (to the extent vested) as of the date of such amendment.

       VIII.2 Termination of the Plan. The Board may terminate the Plan at any time, and as soon as practicable thereafter, Participants shall receive in a single lump sum payment the value of their Accounts (to the extent vested) as of the date of such termination.

                                   ARTICLE IX
                                 Miscellaneous


       IX.1 Plan Does Not Affect the Rights of Employee. Nothing contained in this Plan shall be deemed to give any Participant the right to be retained in the employment of the Employer,to interfere with the rights of the Employer to discharge any Participant at any time or to interfere with a Participant's right to terminate his or her employment at any time.

       IX.2 Nonalienation and Nonassignment. Except for debts owed the Employer by a Participant or Beneficiary, no amounts payable or to become payable under the Plan to a Participant or Beneficiary shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same by a Participant or Beneficiary prior to distribution as herein provided shall be null and void.

       IX.3 Tax Withholding. The Employer shall have the right to deduct from any payments to a Participant or Beneficiary under the Plan any taxes required by law to be withheld with respect to such payments. In addition, the Employer shall have the right to deduct from any Plan contributions any applicable employment taxes or other required withholdings with respect to a Participant.

       IX.4 Setoffs. To the fullest extent permitted by law, any amounts owed by a Participant or Beneficiary to the Employer may be deducted by the Employer from the value of such Participant's Account at the time and to the extent that such Account is otherwise payable hereunder.

       IX.5 Construction. Unless the context clearly indicates to the contrary, the masculine gender shall include the feminine and neuter, and the singular shall include the plural and vice versa.

       IX.6 Applicable Law. The terms and provisions of the Plan shall be construed in accordance with the laws of the State of Texas, except to the extent preempted by ERISA or other federal law.

       IX.7 Successors. The Plan shall be binding upon the Employer and its successors and assigns, in accordance with its terms.

       IX.8 ERISA Claims Procedure. A claim for benefits under this Plan by any person shall be filed with the Administrative Committee in a manner governed by procedures set forth in the Company's tax-qualified cash balance plan, as amended from time to time, or other procedures established by the Administrative Committee.

IN WITNESS HEREOF, this Plan has been adopted as of May 21, 1997, effective as provided herein.

SERVICE CORPORATION INTERNATIONAL


                                           By:
/s/ JACK L. STONER
------------------------------------------
                                           Name:
    Jack L. Stoner
------------------------------------------
                                           Title:

    Senior Vice President/Administration
------------------------------------------